Exhibit 99.1

VISHAY REPORTS RESULTS FOR FIRST QUARTER 2019

•	Revenues for Q1 2019 of $745 million
•	Gross Margin Q1 of 28.3%
•	Operating Margin Q1 of 14.5%
•	EPS Q1 of $0.52
•	Adjusted EPS Q1 of $0.51
•	Free cash for trailing 12 months Q1 2019 of $109 million
•	Guidance for Q2 2019 for revenues of $700 to $740 million and gross margins of 26% to 27% at Q1 exchange rates

MALVERN, PENNSYLVANIA – May 9, 2019 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter ended March 30, 2019.

Revenues for the fiscal quarter ended March 30, 2019 were $745.2 million, compared to $775.9 million for the fiscal quarter ended December 31, 2018, and $716.8 million for the fiscal quarter ended March 31, 2018.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended March 30, 2019 were $75.5 million, or $0.52 per diluted share, compared to $102.4 million, or $0.69 per diluted share for the fiscal quarter ended December 31, 2018, and $62.4 million, or $0.39 per diluted share for the fiscal quarter ended March 31, 2018.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.51, $0.58, and $0.40 for the fiscal quarters ended March 30, 2019, December 31, 2018, and March 31, 2018, respectively.

Commenting on the results for the first quarter 2019, Dr. Gerald Paul, President and Chief Executive Officer, stated, “The first quarter 2019 results are in line with the past two excellent years. While most of our end markets continued to be friendly, we saw a substantial increase of inventories in the supply chain. We seem to be entering a phase of normalization of backlogs and inventories of our products at distributors. In the short-term, the anticipated inventory reductions of distributors will negatively impact our revenues, as reflected in our guidance. At the same time, we had a book-to-bill for OEM of again substantially above 1.”

Commenting on the outlook Dr. Paul stated, “For the second quarter, we guide for revenues of $700 to $740 million and gross margins of 26% to 27% at the exchange rates for the first quarter.”

A conference call to discuss Vishay’s first quarter financial results is scheduled for Thursday, May 9, 2019 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 8555287.

There will be a replay of the conference call from 12:00 p.m. ET on Thursday, May 9, 2019 through 11:59 p.m. ET on Thursday, May 16, 2019. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 8555287.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.
This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, manufacturing capacities, global growth markets generally and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	March 30, 2019	December 31, 2018	March 31, 2018

Net revenues	$745,159	$775,892	$716,795
Costs of products sold	534,000	556,202	511,495
Gross profit	211,159	219,690	205,300
Gross margin	28.3%	28.3%	28.6%

Selling, general, and administrative expenses	103,424	100,023	101,238
Operating income	107,735	119,667	104,062
Operating margin	14.5%	15.4%	14.5%

Other income (expense):
Interest expense	(8,392)	(9,818)	(7,677)
Other components of net periodic pension cost	(3,396)	(2,782)	(3,519)
Other	5,308	2,597	(847)
Loss on early extinguishment of debt	(1,307)	(9,274)	-
Total other income (expense) - net	(7,787)	(19,277)	(12,043)

Income before taxes	99,948	100,390	92,019

Income taxes	24,307	(2,269)	29,474

Net earnings	75,641	102,659	62,545

Less: net earnings attributable to noncontrolling interests	182	240	179

Net earnings attributable to Vishay stockholders	$75,459	$102,419	$62,366

Basic earnings per share attributable to Vishay stockholders	$0.52	$0.71	$0.43

Diluted earnings per share attributable to Vishay stockholders	$0.52	$0.69	$0.39

Weighted average shares outstanding - basic	144,554	144,384	144,327

Weighted average shares outstanding - diluted	145,289	148,378	159,502

Cash dividends per share	$0.0850	$0.0850	$0.0675

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	March 30, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$749,426	$686,032
Short-term investments	8,411	78,286
Accounts receivable, net	391,960	397,020
Inventories:
Finished goods	137,317	138,112
Work in process	194,617	190,982
Raw materials	148,293	150,566
Total inventories	480,227	479,660

Prepaid expenses and other current assets	141,555	142,888
Total current assets	1,771,579	1,783,886

Property and equipment, at cost:
Land	74,499	87,622
Buildings and improvements	569,395	619,445
Machinery and equipment	2,525,394	2,510,001
Construction in progress	119,470	125,109
Allowance for depreciation	(2,339,944)	(2,373,176)
	948,814	969,001

Right of use assets	96,281	-

Goodwill	150,628	147,480

Other intangible assets, net	67,524	65,688

Other assets	146,224	140,143
Total assets	$3,181,050	$3,106,198

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	March 30, 2019	December 31, 2018
	(Unaudited)

Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$18	$18
Trade accounts payable	192,221	218,322
Payroll and related expenses	135,821	141,670
Lease liabilities	14,760	-
Other accrued expenses	160,756	229,660
Income taxes	70,653	54,436
Total current liabilities	574,229	644,106

Long-term debt less current portion	492,830	494,509
U.S. transition tax payable	154,953	154,953
Deferred income taxes	86,209	85,471
Long-term lease liabilities	86,684	-
Other liabilities	79,492	79,489
Accrued pension and other postretirement costs	254,835	260,984
Total liabilities	1,729,232	1,719,512

Redeemable convertible debentures	206	2,016

Equity:
Vishay stockholders' equity
Common stock	13,234	13,212
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,425,101	1,436,011
Retained earnings (accumulated deficit)	24,922	(61,258)
Accumulated other comprehensive income (loss)	(15,323)	(6,791)
Total Vishay stockholders' equity	1,449,144	1,382,384
Noncontrolling interests	2,468	2,286
Total equity	1,451,612	1,384,670
Total liabilities, temporary equity, and equity	$3,181,050	$3,106,198

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited - in thousands)
	Three fiscal months ended
	March 30, 2019	March 31, 2018

Operating activities
Net earnings	$75,641	$62,545
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	40,428	40,558
(Gain) loss on disposal of property and equipment	(173)	(176)
Accretion of interest on convertible debt instruments	3,490	1,309
Inventory write-offs for obsolescence	6,967	5,457
Loss on early extinguishment of debt	1,307	-
Deferred income taxes	(2,614)	7,014
Other	(1,744)	2,908
Changes in operating assets and liabilities, net of effects of businesses acquired	(43,784)	(72,756)
Net cash provided by operating activities	79,518	46,859

Investing activities
Purchase of property and equipment	(36,367)	(28,273)
Proceeds from sale of property and equipment	395	184
Purchase of businesses, net of cash acquired	(11,862)	(12,072)
Purchase of short-term investments	(1,920)	(39,243)
Maturity of short-term investments	71,455	93,194
Other investing activities	2,893	(935)
Net cash provided by investing activities	24,594	12,855

Financing activities
Repurchase of convertible debentures	(22,695)	-
Net proceeds (payments) on revolving credit lines	-	34,000
Net changes in short-term borrowings	-	52
Dividends paid to common stockholders	(11,249)	(8,918)
Dividends paid to Class B common stockholders	(1,028)	(817)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,659)	(2,297)
Net cash provided by (used in) financing activities	(37,631)	22,020
Effect of exchange rate changes on cash and cash equivalents	(3,087)	9,825

Net increase in cash and cash equivalents	63,394	91,559

Cash and cash equivalents at beginning of period	686,032	748,032
Cash and cash equivalents at end of period	$749,426	$839,591

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended
	March 30, 2019	December 31, 2018	March 31, 2018

GAAP net earnings attributable to Vishay stockholders	$75,459	$102,419	$62,366

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$1,307	$9,274	$-

Reconciling items affecting tax expense (benefit):
Change in deferred taxes due to early extinguishment of debt	$(1,312)	$(20,914)	$-
Effects of cash repatriation program	(585)	(3,037)	1,316
Tax effects of pre-tax items above	(290)	(2,028)	-

Adjusted net earnings	$74,579	$85,714	$63,682

Adjusted weighted average diluted shares outstanding	145,289	148,378	159,502

Adjusted earnings per diluted share	$0.51	$0.58	$0.40

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended
	March 30, 2019	December 31, 2018	March 31, 2018
Net cash provided by operating activities	$79,518	$149,615	$46,859
Proceeds from sale of property and equipment	395	47,106	184
Less: Capital expenditures	(36,367)	(103,508)	(28,273)
Free cash	$43,546	$93,213	$18,770

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended
	March 30, 2019	December 31, 2018	March 31, 2018

GAAP net earnings attributable to Vishay stockholders	$75,459	$102,419	$62,366
Net earnings attributable to noncontrolling interests	182	240	179
Net earnings	$75,641	$102,659	$62,545

Interest expense	$8,392	$9,818	$7,677
Interest income	(2,199)	(3,638)	(2,036)
Income taxes	24,307	(2,269)	29,474
Depreciation and amortization	40,428	39,975	40,558
EBITDA	$146,569	$146,545	$138,218

Reconciling items
Loss on early extinguishment of debt	$1,307	$9,274	$-

Adjusted EBITDA	$147,876	$155,819	$138,218

Adjusted EBITDA margin**	19.8%	20.1%	19.3%

** Adjusted EBITDA as a percentage of net revenues

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300